EXHIBIT 99.1

Dolphin Entertainment Regains Compliance with NASDAQ Listing Requirements

NEW YORK, NY and LOS ANGELES, CA / ACCESSWIRE / December 14, 2020 / Dolphin Entertainment, Inc. (NASDAQ:DLPN), a leading independent entertainment marketing and premium content production company, today announced the Company received a letter from the Listing Qualifications Department of The NASDAQ Stock Market on December 11, 2020 indicating that it has regained compliance with the $1.00 minimum bid price requirement for continued listing on The NASDAQ Capital Market under Listing Rule 5550(a)(2). The Company regained compliance with the NASDAQ's requirements when the closing bid price for the Company's common stock was at or above $1.00 for ten consecutive business days. Accordingly, NASDAQ considers this matter closed.

About Dolphin Entertainment, Inc.

Dolphin Entertainment is a leading independent entertainment marketing and premium content development company. Through our subsidiaries 42West, The Door and Shore Fire Media, we provide expert strategic marketing and publicity services to many of the top brands, both individual and corporate, in the film, television, music and hospitality industries. Viewpoint Creative and Be Social complement their efforts with full-service creative branding and production capabilities as well as social media and influencer marketing services. Dolphin's legacy content production business, founded by Emmy-nominated CEO Bill O'Dowd, has produced multiple feature films and award-winning digital series.

This press release contains 'forward-looking statements' within the meaning of the Private Securities Litigation Reform Act. These forward-looking statements may address, among other things, Dolphin Entertainment Inc.'s offering of common stock as well as expected financial and operational results and the related assumptions underlying its expected results. These forward-looking statements are distinguished by the use of words such as "will," "would," "anticipate," "expect," "believe," "designed," "plan," or "intend," the negative of these terms, and similar references to future periods. These views involve risks and uncertainties that are difficult to predict and, accordingly, Dolphin Entertainment's actual results may differ materially from the results discussed in its forward-looking statements. Dolphin Entertainment's forward-looking statements contained herein speak only as of the date of this press release. Factors or events Dolphin Entertainment cannot predict, including those described in the risk factors contained in its filings with the Securities and Exchange Commission, may cause its actual results to differ from those expressed in forward-looking statements. Although Dolphin Entertainment believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be achieved, and Dolphin Entertainment undertakes no obligation to update publicly any forward-looking statements as a result of new information, future events, or otherwise, except as required by applicable law.

CONTACT:

James Carbonara
Hayden IR
(646)-755-7412
james@haydenir.com